Exhibit 99.1

Flowserve Corporation Reports Second Quarter 2021 Results

  Second quarter 2021 Reported and Adjusted EPS of 35 and 37 cents, respectively
  Strong bookings increased sequentially and 17.9% year-over-year to $953 million
  Year-to-date operating cash flow increased over 200 percent versus prior year period
  Raised full-year 2021 Revenue and Adjusted EPS guidance

DALLAS--(BUSINESS WIRE)--August 5, 2021--Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the second quarter ended June 30, 2021.

Second Quarter 2021 Highlights (all comparisons to the 2020 second quarter, unless otherwise noted)1

  Reported Earnings Per Share (EPS) of $0.35 and Adjusted EPS2 of $0.37
    Reported EPS includes after-tax adjusted items of $2.6 million, including realignment costs, below-the-line foreign exchange impacts and gain on the sale of business
  Total bookings were $952.8 million, up 17.9%, or 13.0% on a constant currency basis and up modestly sequentially
    Original equipment bookings were $427.9 million, or 45% of total bookings, up 17.0%, or 11.7% on a constant currency basis and down 12.3% on a sequential basis
    Aftermarket bookings were $524.9 million, or 55% of total bookings, up 18.6%, or 14.1% on a constant currency basis and up 14.8% on a sequential basis
  Sales were $898.2 million, down 2.9%, or 7.1% on a constant currency basis
    Original equipment sales were $434.5 million, down 6.1%, or 10.7% on a constant currency basis and up 6.8% on a sequential basis
    Aftermarket sales were $463.7 million, up 0.3%, or down 3.5% on a constant currency basis and up 3.0% on a sequential basis
  Reported gross and operating margins were 31.0% and 8.0%, respectively
    Adjusted gross and operating margins3 were 31.4% and 8.5%, respectively
  Backlog at June 30, 2021 was $1.95 billion, up 5.1% versus December 31, 2020

“Flowserve delivered solid second quarter results, including year-over-year bookings growth of nearly 18 percent, driven by the continued activity in our shorter cycle MRO and aftermarket services,” said Scott Rowe, Flowserve’s president and chief executive officer. “The ongoing progress of our Flowserve 2.0 transformation initiative has delivered results, including a strong sequential increase in Adjusted EPS and incremental margin improvement. Following last year’s disruptive impact of the pandemic and volatile commodity prices, we believe Flowserve is set to build upon the growing momentum in our operations and end-markets.”

Rowe concluded, “Our early cycle markets have clearly begun to recover, and we have confidence that we are approaching an inflection point for larger project opportunities. In addition to the improving outlook in our core energy and chemical markets, we continue to believe that Flowserve is well-positioned to benefit from the expected increase in energy transition and decarbonization investments across our served end-markets. The combination of stronger bookings coupled with our operational progress lays the foundation for escalating earnings growth in the second half of 2021.”

Revised 2021 Guidance4

Flowserve today raised certain of the full-year metrics of our 2021 target range.

	Revised Target Range	Prior Target Range
Revenues	Down 2.0% to 4.0%	Down 3.0% to 5.0%
Adjusted Earnings Per Share	$1.45 - $1.65	$1.40 - $1.60
Adjusted Tax Rate	21%-23%	22%-24%

Previously announced metrics not shown above are reaffirmed as of today.

Consistent with the prior range, Flowserve’s 2021 Adjusted EPS target range excludes expected realignment charges of approximately $25 million, as well as the potential impact of below-the-line foreign currency effects and certain other discrete items. In a change to the approach for 2021, Flowserve 2.0 transformation-related expenses of approximately 5 cents per share will now be included in both the Company’s reported and adjusted EPS.

Second Quarter 2021 Results Conference Call

Flowserve will host its conference call with the financial community on Friday, August 6th at 11:00 AM Eastern. Scott Rowe, president and chief executive officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investor Relations” section.

1 Prior period comparisons are impacted by certain accounting revisions. Reference Flowserve’s Form 8-K filed on November 5, 2020 and Form 10-Q for the period ending June 30, 2021 for additional details.
2 See Reconciliation of Non-GAAP Measures table for detailed reconciliation of reported results to adjusted measures.
3 Adjusted gross and operating margins are calculated by dividing adjusted gross profit and adjusted operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See reconciliation of Non-GAAP Measures table for detailed reconciliation.
4 Adjusted 2021 EPS excludes realignment expenses, the impact from other specific discrete items and below-the-line foreign currency effects and utilizes year-end 2020 FX rates and approximately 131 million fully diluted shares.
- FX impact is calculated by comparing the difference between the actual average FX rates of 2020 and the year-end 2020 spot rates both as applied to our 2021 expectations, divided by the number of shares expected for 2021.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: the impact of the global outbreak of COVID-19 on our business and operations; a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from our strategic transformation and realignment initiatives, our business could be adversely affected; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions, trade embargoes, epidemics or pandemics or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Russian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon second-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance. Throughout our materials we refer to non-GAAP measures as “Adjusted.” Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended June 30,
(Amounts in thousands, except per share data)	2021	2020

Sales	$898,178	$925,012
Cost of sales	(619,940)	(655,305)
Gross profit	278,238	269,707
Selling, general and administrative expense	(210,789)	(229,343)
Gain on sale of business	1,806	-
Net earnings from affiliates	2,907	3,088
Operating income	72,162	43,452
Interest expense	(14,322)	(12,935)
Interest income	465	1,149
Other income (expense), net	(7,850)	(18,907)
Earnings before income taxes	50,455	12,759
Provision for income taxes	(2,711)	(4,485)
Net earnings, including noncontrolling interests	47,744	8,274
Less: Net earnings attributable to noncontrolling interests	(2,390)	(2,142)
Net earnings attributable to Flowserve Corporation	$45,354	$6,132

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.35	$0.05
Diluted	0.35	0.05

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended June 30, 2021
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$898,178	$-		$-		$898,178
Gross profit	278,238	(3,825)		-		282,063
Gross margin	31.0%	-		-		31.4%

Selling, general and administrative expense	(210,789)	(1,790)		-		(208,999)
Gain on sale of business	1,806	-		1,806	(3)	-
Net earnings from affiliates	2,907	-		-		2,907

Operating income	72,162	(5,615)		1,806		75,971
Operating income as a percentage of sales	8.0%	-		-		8.5%

Interest and other expense, net	(21,707)	-		(4,197)	(4)	(17,510)

Earnings before income taxes	50,455	(5,615)		(2,391)		58,461
Provision for income taxes	(2,711)	4,486	(2)	959	(5)	(8,156)
Tax Rate	5.4%	79.9%		40.1%		14.0%

Net earnings attributable to Flowserve Corporation	$45,354	$(1,129)		$(1,432)		$47,915

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.35	$(0.01)		$(0.01)		$0.37
Diluted	0.35	(0.01)		(0.01)		0.37

Basic number of shares used for calculation	130,306	130,306		130,306		130,306
Diluted number of shares used for calculation	130,805	130,805		130,805		130,805

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment expense incurred as a result of realignment programs.
(2) Includes tax impact of items above and realignment related tax release.
(3) Represents final settlement gain on sale of business in 2018.
(4) Represents below-the-line foreign exchange impacts.
(5) Includes tax impact of items above.

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended June 30, 2020
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$925,012	$-		$-		$925,012
Gross profit	269,707	(26,951)		-		296,658
Gross margin	29.2%	-		-		32.1%

Selling, general and administrative expense	(229,343)	(28,630)		(5,618)	(3)	(195,095)
Net earnings from affiliates	3,088	-		-		3,088

Operating income	43,452	(55,581)		(5,618)		104,651
Operating income as a percentage of sales	4.7%	-		-		11.3%

Interest and other expense, net	(30,693)	-		(18,037)	(4)	(12,656)

Earnings before income taxes	12,759	(55,581)		(23,655)		91,995
Provision for income taxes	(4,485)	10,736	(2)	7,554	(5)	(22,775)
Tax Rate	35.2%	19.3%		31.9%		24.8%

Net earnings attributable to Flowserve Corporation	$6,132	$(44,845)		$(16,101)		$67,078

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.05	$(0.34)		$(0.12)		$0.52
Diluted	0.05	(0.34)		(0.12)		0.51

Basic number of shares used for calculation	130,170	130,170		130,170		130,170
Diluted number of shares used for calculation	130,730	130,730		130,730		130,730

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment expense incurred as a result of realignment programs.
(2) Includes tax impact of items above.
(3) Represents Flowserve 2.0 transformation efforts.
(4) Represents below-the-line foreign exchange impacts.
(5) Includes tax impact of items above.

SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Three Months Ended June 30,
(Amounts in millions, except percentages)	2021	2020
Bookings	$668.8	$536.5
Sales	617.5	674.1
Gross profit	196.4	197.9
Gross profit margin	31.8%	29.4%
SG&A	133.6	140.6
Gain on sale of business	1.8	-
Segment operating income	67.8	60.4
Segment operating income as a percentage of sales	11.0%	9.0%

FLOW CONTROL DIVISION	Three Months Ended June 30,
(Amounts in millions, except percentages)	2021	2020
Bookings	$289.1	$274.6
Sales	281.2	252.3
Gross profit	84.8	76.2
Gross profit margin	30.2%	30.2%
SG&A	48.0	50.0
Segment operating income	37.2	26.2
Segment operating income as a percentage of sales	13.2%	10.4%

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Six Months Ended June 30,
(Amounts in thousands, except per share data)	2021	2020

Sales	$1,755,486	$1,818,526
Cost of sales	(1,226,348)	(1,282,360)
Gross profit	529,138	536,166
Selling, general and administrative expense	(409,104)	(474,794)
Gain on sale of business	1,806	-
Net earnings from affiliates	6,425	6,283
Operating income	128,265	67,655
Interest expense	(31,101)	(25,898)
Loss on extinguishment of debt	(7,610)	-
Interest income	1,067	2,898
Other income (expense), net	(19,213)	19,295
Earnings before income taxes	71,408	63,950
Provision for income taxes	(6,503)	(41,453)
Net earnings, including noncontrolling interests	64,905	22,497
Less: Net earnings attributable to noncontrolling interests	(5,471)	(4,243)
Net earnings attributable to Flowserve Corporation	$59,434	$18,254

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.46	$0.14
Diluted	0.45	0.14

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Six Months Ended June 30, 2021
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$1,755,486	$-		$-		$1,755,486
Gross profit	529,138	(13,231)		-		542,369
Gross margin	30.1%	-		-		30.9%

Selling, general and administrative expense	(409,104)	(6,086)		-		(403,018)
Gain on sale of business	1,806	-		1,806	(3)	-
Net earnings from affiliates	6,425	-		-		6,425

Operating income	128,265	(19,317)		1,806		145,776
Operating income as a percentage of sales	7.3%	-		-		8.3%

Interest and other expense, net	(56,857)	-		(21,313)	(4)	(35,544)

Earnings before income taxes	71,408	(19,317)		(19,507)		110,232
Provision for income taxes	(6,503)	7,842	(2)	5,799	(5)	(20,144)
Tax Rate	9.1%	40.6%		29.7%		18.3%

Net earnings attributable to Flowserve Corporation	$59,434	$(11,475)		$(13,708)		$84,617

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.46	$(0.09)		$(0.11)		$0.65
Diluted	0.45	(0.09)		(0.10)		0.65

Basic number of shares used for calculation	130,366	130,366		130,366		130,366
Diluted number of shares used for calculation	130,905	130,905		130,905		130,905

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment expense incurred as a result of realignment programs.
(2) Includes tax impact of items above and realignment related tax release.
(3) Represents final settlement gain on sale of business in 2018.
(4) Represents below-the-line foreign exchange impacts and $7.6 million of expense as a result of early extinguishment of debt.
(5) Includes tax impact of items above and $1.3 million benefit related to legal entity simplification and restructuring.

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Six Months Ended June 30, 2020
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$1,818,525	$-		$-		$1,818,525
Gross profit	536,166	(34,977)		-		571,143
Gross margin	29.5%	-		-		31.4%

Selling, general and administrative expense	(474,794)	(29,908)		(21,701)	(3)	(423,185)
Net earnings from affiliates	6,283	-		-		6,283

Operating income	67,655	(64,885)		(21,701)		154,241
Operating income as a percentage of sales	3.7%	-		-		8.5%

Interest and other expense, net	(3,705)	-		22,356	(4)	(26,061)

Earnings before income taxes	63,950	(64,885)		655		128,180
Provision for income taxes	(41,453)	11,698	(2)	(21,481)	(5)	(31,670)
Tax Rate	64.8%	18.0%		3279.5%		24.7%

Net earnings attributable to Flowserve Corporation	$18,254	$(53,187)		$(20,826)		$92,267

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.14	$(0.41)		$(0.16)		$0.71
Diluted	0.14	(0.41)		(0.16)		0.70

Basic number of shares used for calculation	130,463	130,463		130,463		130,463
Diluted number of shares used for calculation	131,152	131,152		131,152		131,152

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment expense incurred as a result of realignment programs.
(2) Includes tax impact of items above.
(3) Includes $11.3 million related to Flowserve 2.0 transformation efforts and $10.4 million related to discrete asset write-downs.
(4) Represents below-the-line foreign exchange impacts.
(5) Includes tax impact of items above, $25.4 million related to Italian tax valuation allowance and $2.0 million benefit related to legal entity simplification and restructuring.

SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Six Months Ended June 30,
(Amounts in millions, except percentages)	2021	2020
Bookings	$1,322.2	$1,220.1
Sales	1,220.1	1,309.7
Gross profit	379.2	393.7
Gross profit margin	31.1%	30.1%
SG&A	266.2	299.9
Gain on sale of business	1.8	-
Segment operating income	121.6	100.1
Segment operating income as a percentage of sales	10.0%	7.6%

FLOW CONTROL DIVISION	Six Months Ended June 30,
(Amounts in millions, except percentages)	2021	2020
Bookings	$582.6	$570.8
Sales	537.0	511.7
Gross profit	159.4	151.0
Gross profit margin	29.7%	29.5%
SG&A	97.8	107.6
Segment operating income	61.9	43.4
Segment operating income as a percentage of sales	11.5%	8.5%

Second Quarter and Year-to-Date 2021 - Segment Results
(dollars in millions, comparison vs. 2020 second quarter and year-to-date, unaudited)

	FPD		FCD
Bookings	$668.8	$1,322.2	$289.1	$582.6
- vs. prior year	24.7%	8.4%	5.3%	2.1%
- on constant currency	19.3%	4.6%	1.5%	-1.3%

Sales	$617.5	$1,220.1	$281.2	$537.0
- vs. prior year	-8.4%	-6.8%	11.5%	4.9%
- on constant currency	-12.4%	-10.3%	6.6%	0.9%

Gross Profit	$196.4	$379.2	$84.8	$159.4
- vs. prior year	-0.8%	-3.7%	11.3%	5.6%

Gross Margin (% of sales)	31.8%	31.1%	30.2%	29.7%
- vs. prior year (in basis points)	240 bps	100 bps	0 bps	20 bps

Operating Income	$67.8	$121.6	$37.2	$61.9
- vs. prior year	12.3%	21.5%	42.0%	42.6%
- on constant currency	4.6%	15.6%	36.3%	38.0%

Operating Margin (% of sales)	11.0%	10.0%	13.2%	11.5%
- vs. prior year (in basis points)	200 bps	240 bps	280 bps	300 bps

Adjusted Operating Income *	$70.6	$132.5	$37.4	$63.8
- vs. prior year	-24.5%	-8.0%	12.3%	8.7%
- on constant currency	-29.5%	-12.2%	7.8%	5.2%

Adj. Oper. Margin (% of sales)*	11.4%	10.9%	13.3%	11.9%
- vs. prior year (in basis points)	(250) bps	(10) bps	10 bps	40 bps

Backlog	$1,294.1		$660.4

* Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges and other specific discrete items

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	June 30,	December 31,
(Amounts in thousands, except par value)	2021	2020

ASSETS
Current assets:
Cash and cash equivalents	$630,397	$1,095,274
Accounts receivable, net of allowance for expected credit losses of $74,782 and $75,176, respectively	729,551	753,462
Contract assets, net of allowance for expected credit losses of $3,038 and $3,205, respectively	262,231	277,734
Inventories, net	690,145	667,228
Prepaid expenses and other	128,364	110,635
Total current assets	2,440,688	2,904,333
Property, plant and equipment, net of accumulated depreciation of $1,107,765 and $1,093,348, respectively	526,101	556,873
Operating lease right-of-use assets, net	204,075	208,125
Goodwill	1,213,103	1,224,886
Deferred taxes	46,904	30,538
Other intangible assets, net	160,653	168,496
Other assets, net of allowance for expected credit losses of $67,770 and $67,842, respectively	227,145	221,426
Total assets	$4,818,669	$5,314,677

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$393,608	$440,199
Accrued liabilities	422,161	463,222
Contract liabilities	209,092	194,227
Debt due within one year	9,599	8,995
Operating lease liabilities	35,256	34,990
Total current liabilities	1,069,716	1,141,633
Long-term debt due after one year	1,307,149	1,717,911
Operating lease liabilities	173,388	176,246
Retirement obligations and other liabilities	497,724	517,566
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793
Capital in excess of par value	494,221	502,227
Retained earnings	3,677,117	3,670,543
Treasury shares, at cost – 46,806 and 46,768 shares, respectively	(2,058,279)	(2,059,309)
Deferred compensation obligation	7,077	6,164
Accumulated other comprehensive loss	(600,143)	(609,625)
Total Flowserve Corporation shareholders' equity	1,740,984	1,730,991
Noncontrolling interests	29,708	30,330
Total equity	1,770,692	1,761,321
Total liabilities and equity	$4,818,669	$5,314,677

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended June 30,
(Amounts in thousands)	2021	2020

Cash flows – Operating activities:
Net earnings, including noncontrolling interests	$64,905	$22,497
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	44,491	41,711
Amortization of intangible and other assets	7,433	6,136
Loss on extinguishment of debt	7,610	-
Stock-based compensation	16,472	18,475
Foreign currency, asset write downs and other non-cash adjustments	12,460	10,970
Change in assets and liabilities:
Accounts receivable, net	14,285	858
Inventories, net	(30,784)	(36,575)
Contract assets, net	12,232	(44,276)
Prepaid expenses and other assets, net	(16,187)	(3,956)
Accounts payable	(41,146)	(9,201)
Contract liabilities	17,026	4,412
Accrued liabilities and income taxes payable	(37,123)	(1,140)
Retirement obligations and other	(2,761)	15,717
Net deferred taxes	(7,607)	(5,445)
Net cash flows provided (used) by operating activities	61,306	20,183
Cash flows – Investing activities:
Capital expenditures	(22,541)	(29,072)
Proceeds from disposal of assets and other	2,085	10,810
Net affiliate investment activity	(3,384)	-
Net cash flows provided (used) by investing activities	(23,840)	(18,262)
Cash flows – Financing activities:
Payments on long-term debt	(407,473)	-
Proceeds under other financing arrangements	1,386	1,990
Payments under other financing arrangements	(3,256)	(4,862)
Repurchases of common shares	(17,531)	(32,112)
Payments related to tax withholding for stock-based compensation	(5,777)	(3,850)
Payments of dividends	(52,168)	(52,054)
Other	(6,275)	(2,844)
Net cash flows provided (used) by financing activities	(491,094)	(93,732)
Effect of exchange rate changes on cash	(11,249)	(17,464)
Net change in cash and cash equivalents	(464,877)	(109,275)
Cash and cash equivalents at beginning of period	1,095,274	670,980
Cash and cash equivalents at end of period	$630,397	$561,705

Contacts

Investor Contacts:
Jay Roueche, Vice President, Investor Relations & Treasurer, (972) 443-6560
Mike Mullin, Director, Investor Relations, (972) 443-6636

Media Contact:
Lars Rosene, Vice President, Corporate Communications & Public Affairs, (972) 443-6644